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                                  EXHIBIT 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of Industrial Distribution Group, Inc. on Form S-3 of our report dated March 16, 2001 appearing on page F-3 of Industrial Distribution Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001 and to all references to our firm included in this Registration Statement.

/s/ Arthur Andersen LLP

Atlanta, Georgia

March 27, 2002